Exhibit 99.1

FOR IMMEDIATE RELEASE
Ultimate Reports Q2 2015 Financial Results

•	Record Recurring Revenues of $124.4 Million, Up by 22%

•	Record Total Revenues of $147.2 Million, Up by 21%

Weston, FL, July 28, 2015 — Ultimate Software (Nasdaq: ULTI), a leading provider of Human Capital Management (HCM) solutions in the cloud, announced today its financial results for the second quarter of 2015. For the quarter ended June 30, 2015, Ultimate reported recurring revenues of $124.4 million, a 22% increase, and total revenues of $147.2 million, a 21% increase, both compared with 2014’s second quarter. GAAP net income for the second quarter of 2015 was $3.7 million, or $0.12 per diluted share, as compared with GAAP net income of $6.4 million, or $0.22 per diluted share, for the second quarter of 2014.

Non-GAAP net income for the second quarter of 2015, which excludes stock-based compensation expense and amortization of acquired intangible assets, was $18.4 million, or $0.62 per diluted share. Non-GAAP net income for the second quarter of 2014, on a comparable basis, was $13.4 million, or $0.46 per diluted share. See “Use of Non-GAAP Financial Information” below.

"We executed in all areas of our 2015 second-quarter plan, and these results position us well to achieve our 2015 and future goals. Recurring revenues increased by 22% to $124 million and total revenues by 21% to $147 million, both compared with the second quarter of 2014, and our non-GAAP operating margin was above our target at 20%. At the same time, our customer retention rate continued to remain higher than 96% for the trailing 12 months ending June 30, 2015,” said Scott Scherr, founder, president and CEO of Ultimate.

"We are honored that third-parties have recognized our achievements in recent months. Forbes ranked Ultimate #7 on its 2015 list of the ‘Most Innovative Growth Companies;’ FORTUNE ranked us #6 on its list of the “100 Best Workplaces for Millennials in the U.S.;” InformationWeek named us to its Elite 100, a list of the top business technology innovators in the United States; and Nucleus Research once again recognized Ultimate’s leadership status in its 2015 HCM Value Matrix. Also, the users of our solutions were responsible for identifying Ultimate as one of two leaders in G2 Crowd’s Core HR grid and as #1 in Customer Satisfaction and Market Presence."
Ultimate’s financial results teleconference will be held today, July 28, 2015, at 5:00 p.m. Eastern time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=173509. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues grew by 22% for the second quarter of 2015 compared with the same period in 2014. The increase was primarily attributable to revenue growth from our cloud offering. Recurring revenues were 84% of total revenues for the second quarter of 2015, which was comparable with 2014's second quarter.

•	Ultimate’s total revenues for the second quarter of 2015 increased by 21% as compared with those for the second quarter of 2014.

•
Our operating income for the second quarter of 2015 was $29.7 million, on a non-GAAP basis, as compared with $22.9 million for the second quarter of 2014. Our GAAP operating income for the second quarter of 2015 was $7.6 million as compared with $11.4 million for the second quarter of 2014.

•
Our non-GAAP operating margin for the second quarter of 2015 was 20.2% versus 18.7% for the second quarter of 2014. Our GAAP operating margin was 5.2% for the second quarter of 2015 versus 9.3% for the second quarter of 2014.

•	Ultimate’s annualized retention rate, on a rolling 12-month basis, exceeded 96% for its recurring revenue cloud customer base as of June 30, 2015.

•
Net income, on a non-GAAP basis, for the second quarter of 2015 was $18.4 million as compared with $13.4 million for the second quarter of 2014. GAAP net income for the second quarter of 2015 was $3.7 million as compared with $6.4 million for the second quarter of 2014.

•
Cash flows from operating activities for the second quarter of 2015 were $17.6 million, compared with $15.4 million for the same period in 2014. For the six months ended June 30, 2015, Ultimate generated $43.6 million in cash from operations, compared with $41.0 million for the six months ended June 30, 2014. The combination of cash, cash equivalents, and marketable securities was $113.9 million as of June 30, 2015, compared with $118.5 million as of December 31, 2014.

•	Days sales outstanding were 67 days at June 30, 2015, representing a reduction of 1 day compared with days sales outstanding at December 31, 2014.

Stock Repurchases

During the six months ended June 30, 2015, we used $30.7 million to acquire 185,469 shares of our $0.01 par value common stock ("Common Stock") under our previously announced stock repurchase plan ("Stock Repurchase Plan"), and we used $10.8 million to acquire 65,013 shares of our Common Stock to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We have 597,905 shares available for repurchase under our Stock Repurchase Plan.

Financial Outlook

Ultimate provides the following financial guidance for the third quarter ending September 30, 2015, and full year 2015:

For the third quarter of 2015:

•	Recurring revenues of approximately $132 million,

•	Total revenues of approximately $156 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 20%.

For the year 2015:

•	Recurring revenues to increase by approximately 23% over 2014,

•	Total revenues to increase by approximately 22% over 2014, and

•	Operating margin, on a non-GAAP basis (discussed below), in excess of 20%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management (HCM) solutions, with more than 20 million people records in the cloud. Ultimate’s award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, the company is headquartered in

Weston, Florida, and employs more than 2,600 professionals. In 2015, for the fourth consecutive year, Ultimate was ranked in the top 25 on FORTUNE’s list of the 100 Best Companies to Work For; recognized for the third year in a row as one of Achievers’ 50 Most Engaged Workplaces™ in North America; ranked #7 on Forbes magazine’s list of the 100 Most Innovative Growth Companies; named among the InformationWeek Elite 100, honoring innovation in business technology; and recognized as a “Leader” in Nucleus Research’s HCM Technology Value Matrix. Ultimate has more than 2,800 customers with employees in 160 countries, including Bloomin’ Brands, Culligan International, Major League Baseball, Pep Boys, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Recurring	$124,407	$102,108	$243,293	$199,526
Services	22,823	19,841	48,591	43,049
License	—	48	223	500
Total revenues	147,230	121,997	292,107	243,075
Cost of revenues:
Recurring	34,388	28,422	67,128	55,376
Services	23,621	21,037	47,939	43,111
License	—	11	49	83
Total cost of revenues	58,009	49,470	115,116	98,570
Gross profit	89,221	72,527	176,991	144,505
Operating expenses:
Sales and marketing	39,195	29,462	79,958	58,291
Research and development	23,906	20,433	45,304	40,153
General and administrative	18,488	11,244	34,340	22,303
Total operating expenses	81,589	61,139	159,602	120,747
Operating income	7,632	11,388	17,389	23,758
Other income (expense):
Interest and other expense	(135)	(106)	(250)	(172)
Other income, net	46	96	103	171
Total other expense, net	(89)	(10)	(147)	(1)
Income before income taxes	7,543	11,378	17,242	23,757
Provision for income taxes	(3,886)	(5,015)	(9,425)	(10,511)
Net income	$3,657	$6,363	$7,817	$13,246
Net income per share:
Basic	$0.13	$0.23	$0.27	$0.47
Diluted	$0.12	$0.22	$0.26	$0.45
Weighted average shares outstanding:
Basic	28,591	28,252	28,587	28,224
Diluted	29,591	29,218	29,599	29,284

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Stock-based compensation expense:
Cost of recurring revenues	$1,546	$1,382	$2,973	$2,622
Cost of services revenues	1,186	1,133	2,468	2,188
Sales and marketing	10,751	4,937	18,534	9,734
Research and development	1,842	1,178	3,090	2,448
General and administrative	6,452	2,548	10,789	5,024
Total non-cash stock-based compensation expense	$21,777	$11,178	$37,854	$22,016

Amortization of acquired intangibles:
General and administrative	$264	$286	$528	$575
Total amortization of acquired intangibles	$264	$286	$528	$575

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$104,276	$108,298
Investments in marketable securities	6,543	7,862
Accounts receivable, net	108,701	100,218
Prepaid expenses and other current assets	40,576	34,788
Deferred tax assets, net	983	965
Total current assets before funds held for clients	261,079	252,131
Funds held for clients	401,283	759,087
Total current assets	662,362	1,011,218
Property and equipment, net	103,004	86,595
Goodwill	25,226	25,696
Investments in marketable securities	3,129	2,294
Intangible assets, net	6,018	6,774
Other assets, net	25,035	20,611
Deferred tax assets, net	43,458	37,110
Total assets	$868,232	$1,190,298
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,388	$7,418
Accrued expenses	31,652	30,941
Deferred revenue	121,147	109,552
Capital lease obligations	4,303	3,655
Other borrowings	400	567
Total current liabilities before client fund obligations	164,890	152,133
Client fund obligations	401,283	759,087
Total current liabilities	566,173	911,220
Deferred revenue	57	153
Deferred rent	2,839	2,368
Capital lease obligations	4,024	3,359
Other borrowings	200	400
Deferred income tax liability	817	1,049
Total liabilities	574,110	918,549

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	330	327
Additional paid-in capital	423,376	376,609
Accumulated other comprehensive loss	(5,061)	(3,590)
Accumulated earnings	44,745	36,928
	463,390	410,274
Treasury stock, at cost	(169,268)	(138,525)
Total stockholders’ equity	294,122	271,749
Total liabilities and stockholders’ equity	$868,232	$1,190,298

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income	$7,817	$13,246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,589	8,955
Provision for doubtful accounts	1,940	1,096
Non-cash stock-based compensation expense	37,854	22,016
Income taxes	9,312	10,253
Excess tax benefit from employee stock plan	(15,910)	(12,651)
Changes in operating assets and liabilities:
Accounts receivable	(10,423)	226
Prepaid expenses and other current assets	(5,788)	(3,154)
Other assets	(4,424)	(1,263)
Accounts payable	(30)	919
Accrued expenses and deferred rent	1,182	644
Deferred revenue	11,499	721
Net cash provided by operating activities	43,618	41,008
Cash flows from investing activities:
Purchases of marketable securities	(3,816)	(6,085)
Maturities of marketable securities	4,300	6,208
Net remittances (purchases) of client funds securities	357,804	(199,674)
Purchases of property and equipment	(21,303)	(21,014)
Net cash provided by (used in) investing activities	336,985	(220,565)
Cash flows from financing activities:
Repurchases of Common Stock	(30,743)	(19,981)
Net proceeds from issuances of Common Stock	2,340	3,029
Excess tax benefits from employee stock plan	15,910	12,651
Shares acquired to settle employee tax withholding liability	(10,752)	(10,727)
Principal payments on capital lease obligations	(2,436)	(1,930)
Repayments of other borrowings	(367)	(2,059)
Net (decrease) increase in client fund obligations	(357,804)	199,674
Net cash (used in) provided by financing activities	(383,852)	180,657
Effect of exchange rate changes on cash	(773)	73
Net (decrease) increase in cash and cash equivalents	(4,022)	1,173
Cash and cash equivalents, beginning of period	108,298	79,794
Cash and cash equivalents, end of period	$104,276	$80,967

Supplemental disclosure of cash flow information:
Cash paid for interest	$189	$152
Cash paid for taxes	$332	$314

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$3,749	$3,677
Stock consideration adjustment recorded for acquisitions	$—	$(818)
Stock based compensation for capitalized software	$1,418	$649

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Non-GAAP operating income reconciliation:
Operating income	7,632	11,388	17,389	23,758
Operating income, as a % of total revenues	5.2%	9.3%	6.0%	9.8%
Add back:
Non-cash stock-based compensation expense	21,777	11,178	37,854	22,016
Non-cash amortization of acquired intangible assets	264	286	528	575
Non-GAAP operating income	$29,673	$22,852	$55,771	$46,349
Non-GAAP operating income, as a % of total revenues	20.2%	18.7%	19.1%	19.1%

Non-GAAP net income reconciliation:
Net income	$3,657	$6,363	$7,817	$13,246
Add back:
Non-cash stock-based compensation expense	21,777	11,178	37,854	22,016
Non-cash amortization of acquired intangible assets	264	286	528	575
Income tax effect of above two items	(7,336)	(4,464)	(12,605)	(8,722)
Non-GAAP net income	$18,362	$13,363	33,594	$27,115

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.12	$0.22	$0.26	$0.45
Add back:
Non-cash stock-based compensation expense	0.74	0.38	1.28	0.75
Non-cash amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Income tax effect of above two items	(0.25)	(0.15)	(0.43)	(0.29)
Non-GAAP net income, per diluted share	$0.62	$0.46	$1.13	$0.93
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	28,591	28,252	28,587	28,224
Diluted	29,591	29,218	29,599	29,284
(1) The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and six months ended June 30, 2015, stock-based compensation expense was $21.8 million and $37.9 million, respectively, on a pre-tax basis. For the three and six months ended June 30, 2014, stock-based compensation expense was $11.2 million and $22.0 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and six months ended June 30, 2015, the amortization of acquired intangible assets was $0.3 million and $0.5 million, respectively. For the three and six months ended June 30, 2014 the amortization of acquired intangible assets was $0.3 million and $0.6 million, respectively. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.